UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 11, 2018

BRIGHTCOVE INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35429	20-1579162
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Congress Street, Boston, MA (Address of principal executive offices)	02210 (Zip Code)

Registrant’s telephone number, including area code (888) 882-1880

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)    Resignation of David Orfao as Member of the Board of Directors

On April 11, 2018, David Orfao resigned as a member of the Board of Directors (the “Board”) upon mutual agreement with the Board. Mr. Orfao’s resignation is not the result of any disagreement with Brightcove Inc. (the “Company”) on any matter relating to the Company’s operations, policies or practices.

(b)    Resignation of Andrew Feinberg as Chief Executive Officer; Appointment of Andrew Feinberg as President and Chief Operating Officer

On April 11, 2018, Andrew Feinberg resigned upon mutual agreement with the Board as Acting Chief Executive Officer of the Company and was appointed as President and Chief Operating Officer of the Company. Mr. Feinberg’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Feinberg, 53, served as the Company’s Acting Chief Executive Officer from July 2017 to April 2018. From November 2016 through June 2017, Mr. Feinberg served as the Company’s President and Chief Operating Officer. From July 2015 to October 2016, Mr. Feinberg served as the Company’s President, International Operations. Prior to that, Mr. Feinberg served as the Company’s Chief Legal Officer from 2005 through 2015 and the Company’s Executive Vice President, Asia Pacific and Japan, from 2008 through 2012 and from 2014 through 2015. Mr. Feinberg also had responsibility for Human Resources and Emerging Markets from 2012 through 2014. Prior to joining Brightcove, Mr. Feinberg was at Lycos, a search engine provider, from 1999 to 2005, serving as Vice President and General Counsel from 2001 to 2005. Before joining Lycos, Mr. Feinberg was an attorney with Choate, Hall & Stewart, LLP in Boston, Massachusetts from 1997 to 1999 and with Shearman & Sterling LLP in New York, New York from 1991 to 1997. Before joining Shearman & Sterling, Mr. Feinberg served as a Law Clerk to United States District Judge T.F. Gilroy Daly in the District of Connecticut. Mr. Feinberg also serves as Chairman of the Board of Zagster Inc., a bike sharing company. Mr. Feinberg received his J.D. from Cornell Law School, where he was an Editor of the Cornell Law Review, and his B.A. from Tufts University.

In connection with Mr. Feinberg’s transition from Acting Chief Executive Officer to President and Chief Operating Officer, the Company entered into an amendment (the “Amendment”) to the employment agreement between the Company and Mr. Feinberg dated as of August 8, 2011 (as amended), which provides for, among other things: (i) base salary of $417,500; (ii) payment of incentive compensation for the first half of 2018 in an amount up to $158,750; (iii) the vesting schedule for stock options held by Mr. Feinberg shall immediately accelerate by 25% and the vesting schedule for restricted stock units held Mr. Feinberg shall immediately accelerate by 100%; (iv) payment of a one-time bonus to Mr. Feinberg in the amount of $75,000 no later than June 15, 2018, provided that his employment with Brightcove continues until May 31, 2018; and (v) additional severance and change in control benefits contingent upon Mr. Feinberg’s agreeing to a general release of claims in favor of the Company. The foregoing summary of the Amendment is qualified in its entirety by reference to the full Amendment filed herewith as Exhibit 99.1 and incorporated by reference herein.

There are no family relationships between Mr. Feinberg and any director or executive officer of the Company, and other than as described in this Item 5.02, Mr. Feinberg has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(c)    Election of Jeff Ray as Chief Executive Officer

The Board elected Hugh Jefferson (Jeff) Ray III as Chief Executive Officer of the Company, effective on April 11, 2018 and as of Mr. Feinberg’s resignation as Acting Chief Executive Officer.

Mr. Ray, age 62, served as Chief Executive Officer, President and Chairman of Ellucian Company L.P., a software and service provider to the higher education community, from 2014 to 2017. From 2012 to 2014, Mr. Ray served as the Chief Executive Officer of Ventyx, Inc., which was acquired by ABB Ltd in 2014. Mr. Ray holds a B.S. in Economics with a minor in Finance from Texas A&M University. Mr. Ray was selected to serve on our Board due to the perspective and experience he brings as our Chief Executive Officer and his prior experience as an executive in the information technology services industry.

In connection with Mr. Ray’s election as Chief Executive Officer and appointment to the Board (as described below), the Company entered into an employment agreement (the “Agreement”) which provides for, among other things: (i) base salary of $400,000; (ii) target annual incentive compensation of $600,000 and, for 2018 only, at least $225,000; and (iii) additional severance and change in control benefits contingent upon Mr. Ray’s agreeing to a general release of claims in favor of the Company following termination of employment. In addition, in connection with his employment Mr. Ray will be granted an option to purchase 400,000 shares of the Company’s common stock, and an additional award of 440,000 restricted stock units, each unit representing the right to acquire one share of the Company’s common stock. Mr. Ray’s stock option award will vest over a period of four years, with 25% of the shares subject to the option vesting one year following the vesting commencement date and the remainder vesting in equal annual installments for three years thereafter, subject to Mr. Ray’s continued employment with the Company on the applicable vesting date. Mr. Ray’s restricted stock unit award will vest over a period of four years, subject to achievement of certain performance metrics. Mr. Ray’s equity awards will be granted outside of the Company’s current stockholder-approved stock option and incentive plans and will qualify as “employment inducement awards” within the meaning of NASDAQ Listing Rule 5635(c)(4). The Company expects the grant date of these awards to be on or before May 1, 2018. The foregoing summary of the Agreement is qualified in its entirety by reference to the full Agreement filed herewith as Exhibit 99.2 and incorporated by reference herein.

The Company will enter into an indemnification agreement with Mr. Ray in connection with his employment and appointment to the Board, which will be in substantially the same form as that entered into with the other executive officers of the Company and is incorporated herein by reference.

There are no family relationships between Mr. Ray and any director or executive officer of the Company, and other than as described in this Item 5.02, Mr. Ray has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(d)    Appointment of Kristin Frank, Jeff Ray and Thomas E. Wheeler to the Board of Directors

On April 11, 2018, the Board appointed Kristin Frank to the Board to fill the vacancy created by Mr. Orfao’s resignation as a Class I director, to serve until the Company’s 2019 annual meeting of stockholders or until her successor is duly elected and qualified. On the same day, the Board also appointed Jeff Ray and Thomas E. Wheeler to the Board to each fill a vacancy as a Class II director, to serve until the Company’s 2020 annual meeting of stockholders or until his successor is duly elected and qualified.

The Board also appointed Ms. Frank to serve as a member of the Compensation Committee of the Board and appointed Mr. Wheeler to serve as a member of the Audit Committee of the Board.

The Company will enter into an indemnification agreement with each of Ms. Frank and Mr. Wheeler in connection with her or his appointment to the Board, which will be in substantially the same form as that entered into with the other directors of the Company and is incorporated herein by reference.

There is no arrangement or understanding pursuant to which Ms. Frank or Mr. Wheeler was appointed to the Board. There are no family relationships between Ms. Frank or Mr. Wheeler and any director or executive officer of the Company, and neither Ms. Frank nor Mr. Wheeler each have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Frank and Mr. Wheeler’s compensation will be consistent with that provided to all of the Company’s non-employee directors. Under the Company’s current non-employee director compensation policy, Ms. Frank and Mr. Wheeler will receive an annual cash retainer of $40,000 for general availability and participation in meetings and conference calls of the Board. In connection with their initial appointment to the Board, Ms. Frank and Mr. Wheeler will each receive an initial equity award with an aggregate value of $180,000, split equally in value between restricted stock units and options to purchase shares of common stock (issued with an exercise price equal to the fair market value of our common stock on the grant date), that each vest in equal quarterly installments over three years, provided, however, that all vesting ceases if Ms. Frank or Mr. Wheeler, respectively, resigns from the Board or otherwise ceases to serve as a director, unless the Board determines that the circumstances warrant continuation of vesting. The shares underlying the initial grant of restricted stock units and stock options may not be sold while Ms. Frank or Mr. Wheeler, respectively, remains a Board member. At each annual meeting of our stockholders, so long as she or he has served as a director for at least the six months prior to such annual meeting of stockholders, Ms. Frank and Mr. Wheeler, respectively, will receive annual equity awards with an aggregate target value of $90,000, split equally in value between restricted stock units and options to purchase shares of common stock (issued with an exercise price equal to the fair market value of our common stock on the grant date), that each vest in full after one year, provided, however, that all vesting ceases if Ms. Frank or Mr. Wheeler, respectively, resigns from the Board or otherwise ceases to serve as a director, unless the Board determines that the circumstances warrant continuation of vesting.

Item 7.01.	Regulation FD Disclosure.

On April 11, 2018, the Company issued a press release announcing that Jeff Ray has been named Chief Executive Officer and that Mr. Feinberg would transition from Acting Chief Executive Officer to President and Chief Operating Officer. A copy of the press release is furnished as Exhibit 99.3 to this Report on Form 8-K.

On April 11, 2018, the Company issued a press release announcing that Ms. Frank and Messrs. Ray and Wheeler have been appointed to the Board. A copy of the press release is furnished as Exhibit 99.4 to this Report on Form 8-K.

The information in this Item 7.01 and Exhibits 99.3 and 99.4 attached hereto are intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On April 11, 2018, the Compensation Committee of the Board approved a revised Non-Employee Director Compensation Policy (the “Director Compensation Policy”), a copy of which is filed herewith as Exhibit 99.5 and incorporated by reference herein. Under the Director Compensation Policy, the Company’s non-employee directors will be compensated for service on the Board per the terms described above for Ms. Frank and Mr. Wheeler. In addition, our Board chairperson also receives an annual cash retainer of $50,000 for general availability and participation in meetings and conference calls of our Board. The Audit Committee chairperson receives an annual cash retainer of $15,000, each Audit Committee member receives an annual cash retainer of $7,500, the Compensation Committee chairperson receives an annual cash retainer of $10,000, each Compensation Committee member receives an annual cash retainer of $5,000, the Nominating and Corporate Governance Committee chairperson receives an annual cash retainer of $7,500 and each Nominating and Corporate Governance Committee member receives an annual cash retainer of $3,000.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Amendment to Employment Agreement, dated April 11, 2018, by and between the Company and Andrew Feinberg.

99.2	Employment Agreement, dated April 11, 2018, by and between the Company and Jeff Ray.

99.3	Press Release of Brightcove Inc. dated April 11, 2018.

99.4	Press Release of Brightcove Inc. dated April 11, 2018.

99.5	Non-Employee Director Compensation Policy of Brightcove Inc. dated April 11, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brightcove Inc.

Date: April 11, 2018	By:	/s/ Kevin R. Rhodes
Kevin R. Rhodes Chief Financial Officer